       As filed with the Securities and Exchange Commission on December 5, 1994

                                                   REGISTRATION NO.  33- _______

- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                               _______________

                                   FORM S-8

                            REGISTRATION STATEMENT


                       Under The Securities Act of 1933

                               _______________


                                   KEYCORP

            (Exact name of registrant as specified in its charter)

             Ohio                                       34-6542451
  (State or other Jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

                  127 Public Square, Cleveland, Ohio  44114
                   (Address of principal executive offices)

                         KEYCORP AMENDED AND RESTATED
                        1991 EQUITY COMPENSATION PLAN
                           (Full title of the plan)

                               _______________

Carter B. Chase, Esq., Executive Vice President, General Counsel, and Secretary
                                   KeyCorp
                              127 Public Square
                            Cleveland, Ohio  44114
                   (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  216/689-6300

                               _______________

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                    PROPOSED MAXIMUM              PROPOSED MAXIMUM
TITLE OF SECURITIES          AMOUNT TO BE            OFFERING PRICE                  AGGREGATE                   AMOUNT OF
  TO BE REGISTERED            REGISTERED              PER SHARE***               OFFERING PRICE***          REGISTRATION FEE***
- ------------------------------------------------------------------------------------------------------------------------------------
   Common Shares,            4,800,000**            $24.25                         $116,400,000.00            $40,138.21
   with a par value
   of $1 each*
====================================================================================================================================

*    Includes associated rights (the "Rights") to purchase Common Shares.
     Until the occurrence of certain prescribed events, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate representing Common Shares, and will be transferred along with and only with Common Shares.
**   Maximum number of shares available for purchase under the Plan.
*** The proposed maximum offering price per share and in the aggregate have been estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933. The registration fee has been calculated in accordance with Rule 457(h) and (c) based on the average of the high and low prices reported for KeyCorp Common Shares on the New York Stock Exchange on December 1, 1994 (such average being
     $24.25 per Common Share).

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference: the KeyCorp (the "Corporation") Annual Report on Form 10-K for the year ended December 31, 1993 (the Consolidated Financial Statements, the Notes to the Consolidated Financial Statements, and the Supplemental Consolidated Financial Statements included in KeyCorp's Form 10-K for the year ended December 31, 1993 have been modified and superseded by KeyCorp's Current Report on Form 8-K filed on April 20, 1994); the Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 (as amended by Amendment No. 1 to Form 10-Q on Form 10-Q/A filed on June 7, 1994), June 30, 1994, and September 30, 1994; the Corporation's Current Reports on Form 8-K filed with the SEC on January 21, 1994, March 16, 1994 (as amended by Amendment No. 1 to Form 8-K on Form 8-K/A filed on May 4,
1994), April 12, 1994, April 20, 1994 (including as exhibits in the case of the Form 8-K filed on April 20, 1994: (i) Management's Discussion and Analysis of Financial Condition and Results of Operations; (ii) Report of Ernst & Young, Independent Auditors; (iii) Consolidated Financial Statements for the fiscal year ended December 31, 1993; (iv) Notes to Consolidated Financial Statements; and (v) descriptions of the Corporation's business (including a discussion of regulatory and supervisory matters) and properties, all of which reflect the former KeyCorp, a New York corporation, and Society Corporation, an Ohio corporation, on a combined basis giving effect to their March 1, 1994 merger in which Society Corporation was the surviving corporation and immediately after which Society Corporation changed its name to KeyCorp), July 19, 1994, July 26, 1994 (as amended by Amendment No. 1 to Form 8-K on Form 8-K/A filed on August 10, 1994), August 12, 1994, and October 21, 1994; all documents filed by the Corporation or the Plan pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents; and the description of the Common Shares and the Rights to purchase Common Shares contained in the Corporation's Registration Statement on Form 8-A filed with the SEC on July 31, 1992 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended by Form 8-A/A filed with the SEC on February 25, 1994.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4   DESCRIPTION OF SECURITIES

         Not Applicable

Item 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Legal Opinion - the validity of the Common Shares to be offered hereunder has been reviewed and an opinion has been issued by the law firm of Thompson, Hine and Flory. The attorneys of Thompson, Hine and Flory have advised the Registrant that as of October 31, 1994, they own an aggregate of approximately 59,730 Common Shares of the Corporation.

Item 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents ) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

         Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

         The Corporation's Regulations provide that the Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, or employee of the Corporation or of any other bank, corporation, partnership, trust, or other enterprise for which he or she was serving as a director, officer, or employee at the request of the Corporation.

         Except as stated in this item, neither the Amended and Restated Articles of Incorporation of the Corporation nor any other contract or arrangement to which the Corporation is a party provides for such indemnification. Under the terms of the Corporation's directors' and officers' liability and company reimbursement insurance policy, directors and officers of the Corporation are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

         The Corporation is a party to Employment Agreements with, respectively, Victor J. Riley, Jr., Robert W. Gillespie, and Roger Noall, and the Corporation is a party to Change of Control Agreements with certain other executive officers (the provisions of which became effective as a result of the merger of the former KeyCorp, a New York corporation, with and into the former Society Corporation, an Ohio corporation, pursuant to which the Corporation has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as an employee, officer, or director of the Corporation and/or any of its subsidiaries or any other company at the request of the Corporation or any of its subsidiaries, and the Corporation has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

Item 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

Item 8   EXHIBITS

         The Exhibits to the Registration Statement are listed in the
         Exhibit Index on page 7 of this Registration Statement.

Item 9           UNDERTAKINGS

         A.      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 5th day of December, 1994.


                                        KEYCORP

                                        By:  /s/ Steven N. Bulloch
                                             ------------------------
                                             Steven N. Bulloch
                                             Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURES AND TITLE                                              DATE
        --------------------                                              ----
 Officers and Directors of KeyCorp:


 VICTOR J. RILEY, JR., Chairman of the Board, Chief
 Executive Officer, and Director (Principal Executive
 Officer); JAMES W. WERT, Senior Vice President and Chief
 Financial Officer (Principal Financial Officer); LEE IRVING,
 Executive Vice President, Treasurer, and Chief Accounting
 Officer (Principal Accounting Officer); H. DOUGLAS BARCLAY,               November 16, 1994
 Director; WILLIAM G. BARES, Director; ALBERT C. BERSTICKER,
 Director; THOMAS A. COMMES, Director; KENNETH M. CURTIS,
 Director; JOHN C. DIMMER, Director; LUCIE J. FJELDSTAD,
 Director; ROBERT W. GILLESPIE, Director; STEPHEN R. HARDIS,
 Director; HENRY S. HEMINGWAY, Director; CHARLES R. HOGAN,
 Director; LAWRENCE A. LESER, Director; STEVEN A. MINTER,
 Director; M. THOMAS MOORE, Director; JOHN C. MORLEY,
 Director; RICHARD W. POGUE, Director; DENNIS W. SULLIVAN,
 Director; PETER G. TEN EYCK, II, Director; NANCY B. VEEDER,
 Director.



         The undersigned, by signing his name hereto, executes this Form S-8 Registration Statement pursuant to Powers of Attorney executed by the above-named officers and Directors of the Registrant and filed with the Securities and Exchange Commission.

Date:    December 5, 1994             By:  /s/ Steven N. Bulloch
                                           ------------------------------------
                                           Steven N. Bulloch, Attorney-in-Fact

                                                              KEYCORP

                                                         INDEX TO EXHIBITS


              REGULATION S-K                                                                                  SEQUENTIAL
                  EXHIBIT                                      DESCRIPTION                                     PAGE NO.
                  -------                                      -----------                                     --------
                   4(a)            Amended and Restated Articles of Incorporation of KeyCorp, filed              N/A
                                   as Exhibit 7 to Form 8-A/A filed on February 25, 1994 and
                                   incorporated herein by reference.

                   4(b)            Regulations of KeyCorp, filed as Exhibit 6 to Form 8-A/A filed on             N/A
                                   February 25, 1994 and incorporated herein by reference.

                   4(c)            Rights Agreement, dated as of August 25, 1989, between KeyCorp                N/A
                                   and First Chicago Title Company of New York, as Rights Agent,
                                   including as Exhibit A thereto the form of Right Certificate.
                                   Filed as Exhibit 1 to Form 8-A filed on August 29, 1989, and incorporated herein by reference.

                   4(d)            First Amendment to Rights Agreement, dated as of February 21,                 N/A
                                   1991 between KeyCorp and First Chicago Trust Company of New York, as Rights Agent.  Filed as Exhibit 1 to Form 8-A, filed on
                                   February 28, 1991, and incorporated herein by reference.

                   4(e)            Second Amendment to Rights Agreement, dated as of September 12,               N/A
                                   1991, between KeyCorp and First Chicago Trust Company of New
                                   York, as Rights Agent.  Filed as Exhibit 4 to Schedule 13D, filed on September 23, 1991, and incorporated herein by reference.

                   4(f)            Third Amendment to Rights Agreement, dated as of October 1, 1993,             N/A
                                   between KeyCorp and Society National Bank, as Rights Agent.
                                   Filed as Exhibit 4 to Schedule 13D, filed October 12, 1993, and incorporated herein by reference.

              REGULATIONS S-K                                                                                 SEQUENTIAL
                  EXHIBIT                                      DESCRIPTION                                     PAGE NO.
                  -------                                      -----------                                     --------
                     5             Opinion of Thompson, Hine and Flory, as to the legality of Common
                                   Shares being registered.

                    15             Letter of Ernst & Young re unaudited interim financial
                                   information

                   23(a)           Consent of Ernst & Young

                   23(b)           Consent of Thompson, Hine and Flory (set forth in their opinion               N/A
                                   referenced as Exhibit 5)

                   24(a)           Certified Resolution of Board of Directors.

                   24(b)           Powers of attorney pursuant to which certain officers and
                                   Directors have signed this Form S-8 Registration Statement.

                    99             KeyCorp 1991 Equity Compensation Plan filed as Exhibit A to                   N/A
                                   definitive Proxy Statement for KeyCorp's 1994 Annual Meeting of
                                   Shareholders held on May 19, 1994, filed April 19, 1994, and incorporated herein by reference.





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